INSTEEL INDUSTRIES INC.
FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK (NO PAR VALUR) OF
Insteel Industries, Inc transferable only on the books of the corporation in person or by duly authoriges Authority upon surrender of this Certificate properly understasnd.
This certificate is not valid until countersigned and registered by the Transfer Against and Registar. Witness the facsimile seal of the corporation and the facsimile signature of its duly authoriged officers.

INSTEEL INDUSTRIES, INC.

KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS LOST, STOLEN OR
DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY
AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE

     The Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of stock authorized to be issued and the authority of the Board of Directors to fix and determine the relative rights and preferences of such series. Such request may be made to the Secretary of the Corporation or to the Transfer Agent.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian
TEN ENT	—	as tenants by the entireties			(Cust)	(Minor)
JT TEN	—	as joint tenants with right of			under Uniform Gifts to
		survivorship and not as tenants			Minors Act
		in common			(State)

Additional abbreviations may also be used though not in the above list.

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION BANKS STOCKBROKERS SAVING AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.